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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]


                                                                February 3, 2000


VION PHARMACEUTICALS, INC.
4 Science Park
New Haven, Connecticut 06511

Dear Sirs:


    We have acted as counsel to Vion Pharmaceuticals, Inc., a Delaware corporation (the 'Company'), in connection with its filing with the Securities and Exchange Commission of Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-95671) (the 'Registration Statement'), under the Securities Act of 1933, as amended. The Registration Statement relates to the proposed sale by the Company of an aggregate of 3,468,343 shares of the Company's Common Stock, par value $.01 per share ('Common Stock') and 1,059,947 Class B warrants (the 'Warrants').



    In connection with this opinion, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company's Restated Certificate of Incorporation, as amended, and By-Laws, (ii) the form of Warrant Agreement for Class A and Class B Warrants, filed as Exhibit 4.1 (the 'Warrant Agreement') and (iii) such corporate records, documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In such examinations, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to the various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company. We have further assumed that all documents examined by us in the form of drafts will, when executed by the requisite signatories thereto, conform in substance and form in all material respects to the drafts that we have examined.



    Based upon the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that the Common Stock and the Warrants have been duly authorized and, when issued and sold in accordance with the terms and conditions of the Warrant Agreement, will be validly issued, fully paid and nonassessable.


    We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption 'Legal Matters' in the Prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          /s/ FULBRIGHT & JAWORSKI L.L.P.